                                                                  EXHIBIT 3.3(i)

                            ARTICLES OF INCORPORATION

                                       OF

                       BANSHEE CONSTRUCTION COMPANY, INC.

         ONE: The name of this corporation is:

                  BANSHEE CONSTRUCTION COMPANY, INC.

         TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The name and, unless the agent is a registered service corporation, address in the State of California of this corporation's initial agent for the service of process is:

                                  Michael Orear
                              1600 East Steel Road
                                Colton, CA 92324

         FOUR: This corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 1,000,000.

         FIVE: This liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SIX: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

DATED: December 26, 1996


                                    /s/ MICHAEL OREAR
                                    -------------------------------
                                        Michael Orear, Incorporator

         I declare that I am the person who executed the above Articles of Incorporation and that this instrument is my act and deed.

                                    /s/ MICHAEL OREAR
                                    -------------------------------
                                        Michael Orear